SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2003

FORWARD AIR CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

430 Airport Road
Greeneville, Tennessee	37745

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 636-7000

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

     The following exhibit is furnished pursuant to Item 9 of Form 8-K:

     99.1    Press Release dated October 27, 2003.

Item 9. Regulation FD Disclosure.

The Registrant announced that it has filed a registration statement with the Securities and Exchange Commission for a secondary offering of 2,200,000 shares of its common stock to be sold by Scott M. Niswonger, Chairman of the Registrant’s Board of Directors. The offering will also include an option for the underwriters to purchase an additional 330,000 shares from the East Tennessee Foundation to cover over-allotments, if any. The Registrant’s press release dated October 27, 2003 announcing the filing of the registration statement is attached hereto as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION

Date: October 27, 2003	By:	/s/ Andrew C. Clarke Andrew C. Clarke Chief Financial Officer, Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued October 27, 2003.